                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   Form 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  November 27, 2001 (November 21
                                                  ------------------------------
                                                  2001)
                                                  -----
Conestoga Enterprises, Inc.
--------------------------------------------------------------------------------
(Exact name of registrant as specified in its charter)

Pennsylvania                        33-30715                     23-256-5087
--------------------------------------------------------------------------------
(State or other jurisdiction       (Commission                  (IRS Employer
of incorporation)                  File Number)              Identification No)

202 East First Street, Birdsboro, Pennsylvania                          19508
--------------------------------------------------------------------------------
(Address of principal executive officers)                             (Zip Code)

Registrant's telephone number, including area code          610-582-8711
                                                  ------------------------------


                                Not applicable
--------------------------------------------------------------------------------
        (Former name or former address, if changed since last report.)

Item 5.    Other Events.

               On November 21, 2001, Conestoga Enterprises, Inc. ("Conestoga") entered into a conditional Agreement and Plan of Merger (the "D&E Merger Agreement") with D&E Communications, Inc. ("D&E"). The conditional merger agreement with D&E is subject to, and will be effective upon, the termination of Conestoga's merger agreement with NTELOS, Inc. ("NTELOS"). Pursuant to the terms thereof, Conestoga may not terminate the NTELOS merger agreement until it has given NTELOS 10 business days notice of the existence of a superior offer and its intention to terminate the agreement (and during the intervening 10 business day period NTELOS will have the opportunity to amend the terms of its transaction with Conestoga so that the D&E transaction is no longer superior). Under the D&E Merger Agreement, Conestoga will merge (the "Merger") with a wholly owned subsidiary of D&E and all of the outstanding shares of the common stock of Conestoga ("Conestoga Common Stock") will be converted into shares of the common stock of D&E ("D&E Common Stock") and cash. Following the Merger, Conestoga's subsidiaries, including Conestoga Telephone and Telegraph Company, will operate as wholly owned subsidiaries of D&E.

          The conditional merger agreement between D&E and Conestoga is structured as a "cash election" merger in which each Conestoga shareholder will have the option to receive cash and/or D&E common stock valued at $33.00 for each Conestoga share. In the transaction, Conestoga shareholders will be able to choose from one of three options: (1) 55% of the merger consideration in cash and 45% in D&E common stock; (2) 100% in D&E common stock; or (3) 100% in cash; provided that in certain circumstances, pro ration may be applied to these elections. Conestoga shareholders will receive $33.00 per share, in stock, cash or a combination of both, as long as the average share price of D&E common stock before the closing is between $13.00 and $23.00. To the extent that this average is above $23.00 or below $13.00 per share, Conestoga shareholders will receive
1.4348 or 2.5385 shares of D&E stock, respectively, for each Conestoga share which is to be converted into D&E stock. The maximum number of shares of D&E Common Stock that D&E will issue to Conestoga shareholders in the merger is 9,467,068 shares. Therefore, although it is intended that Conestoga shareholders, in the aggregate, will receive no more than 45% of the merger consideration in stock and no more than 55% of the merger consideration in cash, in limited circumstances, it may be possible for Conestoga shareholders, in the aggregate, to receive more than 45% of the merger consideration in stock. The cash portion of the merger consideration will remain at $33.00. So long as the value of D&E's common stock remains at a level where the value of the stock portion of the merger consideration is at least 40% of the total value of the merger consideration at closing, the transaction is expected to be a tax-free reorganization. In the event the average sale price of D&E's stock for any ten consecutive trading days prior to closing is less than $8.00, Conestoga would have the option to terminate the agreement. Each option to acquire Conestoga Common Stock which is outstanding on the effective date of the Merger will be exchanged for options to acquire D&E Common Stock, with the number of shares subject to such options and the exercise price adjusted appropriately based on the exchange ratio.

          As reported in a Current Report on form 8-K filed on July 25, 2001, Conestoga is a party to a merger agreement dated July 24, 2001 (the "NTELOS Merger Agreement") with NTELOS. The NTELOS Merger Agreement provides for a fixed price of $40 per share within a NTELOS stock price range of $18 to $30. To the extent that this average is either above $30 or below $18 per share, Conestoga shareholders would receive 1.3333 or 2.2222 shares of NTELOS stock, respectively, for each Conestoga share for the stock component of the consideration. The transaction would permit Conestoga shareholders, in the aggregate, to elect to receive up to 58% of the merger consideration in cash and the remainder in NTELOS common stock. The transaction would be a tax-free reorganization and would be accounted for as a purchase. The closing price of NTELOS common stock on the day before the NTELOS merger agreement was $24. The average closing price of NTELOS stock between October 10, 2001 and November 20, 2001 was approximately $8.35. At an $8.00 NTELOS stock price, the consideration to Conestoga's shareholders would be $26.67, with 40% of Conestoga Common Stock converted to cash and 60% of Conestoga Common Stock converted to stock. The NTELOS merger agreement allows Conestoga to terminate the agreement if it receives an unsolicited bid for a superior financial transaction, negotiates a definitive agreement with the party proposing such a transaction and pays a "break-up fee" of $10 million. The transactions contemplated by the D&E Merger Agreement are contingent upon, within ten (10) business days, NTELOS failing to amend the terms of the NTELOS Merger Agreement such that the D&E transaction no longer represents a superior financial transaction.

     In addition to complying with the procedures set forth in the NTELOS Merger Agreement, consummation of the Merger is subject to the various conditions, including, among others, the approval of the Merger by applicable regulatory authorities and the approval of the D&E Agreement by the shareholders of Conestoga and D&E. Assuming that all conditions are satisfied without unexpected delay, the transaction is targeted to close in the second quarter of 2002.

     The closing prices for D&E Common Stock and Conestoga Common Stock on NASDAQ were $20.00 and $24.50, respectively, on November 20, 2001 (the day prior to the public announcement of the Merger). On April 27, 2001, Conestoga had announced that it was exploring and evaluating its strategic alternatives. The closing price of Conestoga Common Stock on April 26, 2001 was $20.75.

     Conestoga (NASDAQ: CENI) is a Birdsboro, Pennsylvania-based integrated communications provider with subsidiaries providing local and long distance services, wireless PCS service, cable television, paging, internet access and communications solutions. Conestoga provides services in southeastern and central Pennsylvania.

     D&E is an integrated communications provider based in Lancaster County, Pennsylvania. Through its subsidiaries and affiliated companies, D&E offers both local and long distance service, Internet service, voice, data and video equipment, and computer networking services. Comprehensive information about D&E is available online at www.decommunications.com.

     Pursuant to General Instruction F to Form 8-K, the press release announcing the execution of the Agreement is attached hereto as an exhibit to this Current Report and is incorporated herein by reference. A table, showing the effect of changes in the value of D&E Common Stock on the merger consideration is attached as an exhibit to this Current Report.

Item 7.   Financial Statements and Exhibits

          (a) Financial Statements of Business Acquired

              N/A

          (b) Pro Forma Financial Information

              N/A

          (c) Exhibits

              2.1 Agreement and Plan of Merger, dated November 19, 2001 between D&E Communications, Inc. and Conestoga Enterprises, Inc.

             99.1     Press Release dated November 19, 2001.

             99.2     Merger Consideration Table

                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Conestoga ENTERPRISES, INC.

                                        By: /s/ Albert H. Kramer
                                            ------------------------------------
                                        Name:  Albert H. Kramer
                                        Title:   President

Date:  November 27, 2001

          Pursuant to Item 7(c) of Form 8-K, Conestoga hereby files the following exhibits in accordance with Item 601 of Regulation S-K:


Number       Title
------       -----
2.1          Agreement and Plan of Merger dated November 21, 2001 between
             Conestoga Enterprises, Inc. and D&E Communications, Inc.

99.1         Press Release dated November 21, 2001

99.2         Merger Consideration Table

                                 EXHIBIT INDEX
                                 -------------

                                                                     Page Number
                                                                     in Manually
                                                                 Signed Original
                                                                 ---------------

2.1     Agreement and Plan of Merger dated November 21, 2001              ____
        between Conestoga Enterprises, Inc. and D&E
        Communications, Inc.

99.1    Press Release dated November 21, 2001                             ____

99.2    Merger Consideration Table                                        ____